                        SCHEDULE 14A INFORMATION

                             (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                of 1934
                           (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         STIFEL FINANCIAL CORP.
            (Name of Registrant as Specified in Its Charter)

  (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date

                         STIFEL FINANCIAL CORP.
                           501 NORTH BROADWAY
                       ST. LOUIS, MISSOURI 63102
                             (314) 342-2000


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD APRIL 28, 1999

To the Holders of the Common Stock of
Stifel Financial Corp.

     The Annual Meeting of Stockholders of Stifel Financial Corp., a Delaware corporation (the "Company"), will be held in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St Louis, Missouri, on Wednesday, April 28, 1999, at 11:00 a.m., for the following purposes:

     1. To elect three (3) Class I directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

     2. To consider and act upon a proposal to adopt the Amended and Restated Stifel Financial Corp. 1997 Incentive Stock Plan;

     3.   To consider and act upon a proposal to adopt the Stifel
          Financial Corp. 1999 Executive Incentive Performance Plan;

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1999; and

     5. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on March 10, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors.


                                           Charles R. Hartman, Secretary

March 26, 1999
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         STIFEL FINANCIAL CORP.
                           501 NORTH BROADWAY
                       ST. LOUIS, MISSOURI 63102
                             (314) 342-2000

                            PROXY STATEMENT

                FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                   HELD ON WEDNESDAY,  APRIL 28, 1999
              APPROXIMATE DATE OF MAILING:  MARCH 26, 1999

                                GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stifel Financial Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 28, 1999, at 11:00 a.m. in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by the Board of Directors in Proposal I, in favor of the adoption of the Amended and Restated Stifel Financial Corp. 1997 Incentive Stock Plan (the "Amended Incentive Plan") in Proposal II, in favor of the adoption of the Stifel Financial Corp. 1999 Executive Incentive Performance Plan (the "Performance Plan") in Proposal III and in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999, as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is exercised by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

     A plurality of the votes cast is required for the election of directors. Under the General Corporation Law of the State of Delaware, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors and, therefore, do not have the effect of votes in opposition. The adoption of the Amended Incentive Plan, the adoption of the Performance Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes cast on such proposal at the meeting; provided that, in the case of the adoption of the Amended Incentive Plan and the Performance Plan, the number of votes cast constitutes more than 50% of the shares entitled to vote on the proposals. Abstentions on such matter will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. Neither abstentions nor broker "non-votes" shall be deemed to be a "vote cast" in determining whether the 50% or more requirement is met for purposes of the adoption of the Amended Incentive Plan and the Performance Plan. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 10, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each outstanding share of the Company's common stock, $0.15 par value ("Common Stock"), is entitled to one vote. On March 10, 1999, there were outstanding and entitled to vote 7,045,330 shares of Common Stock.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 10, 1999, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                             PERCENT OF
                                                            OUTSTANDING
                                                            COMMON STOCK         UNVESTED
                                 NUMBER OF SHARES           BENEFICIALLY        RESTRICTED
          NAME            BENEFICIALLY OWNED<F1><F2><F3>     OWNED<F2>        STOCK UNITS<F4>
          ----            ------------------------------    ------------      ---------------
George H. Walker III                  543,113<F5>               7.63%                 --
Ronald J. Kruszewski                  183,980                   2.57             105,859
Scott B. McCuaig                       87,984                   1.25               1,500
Charles R. Hartman                     44,500<F6>                <F7>                 --
Lawrence E. Somraty                    37,276                    <F7>              1,250
John J. Goebel                         28,512<F5>                <F7>                 --
James M. Oates                         28,213                    <F7>                 --
Charles A. Dill                        18,203                    <F7>                 --
Bruce A. Beda                          17,471                    <F7>                 --
Robert E. Lefton                       14,584                    <F7>                 --
Stuart I. Greenbaum                     9,922                    <F7>                 --
Richard F. Ford                         8,438                    <F7>                 --
Directors and Executive Officers
  as a Group (13 persons)           1,014,090                  13.80%            150,609

-------------------------
<F1> Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name.

<F2> The number of shares beneficially owned has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999. Shares subject to options exercisable currently or within 60 days after March 10, 1999 and restricted stock units vested currently or within 60 days after March 10, 1999 were deemed to be outstanding for purposes of calculating the percentage of outstanding shares for each person holding such options and restricted stock units and for all directors and executive officers as a group, but were not deemed to be outstanding for the purpose of calculating the percentage of outstanding shares for any other person.

<F3> Includes the following shares that such persons and group have the right to acquire within the 60 days after March 10, 1999 upon the
     exercise of stock options:   Mr. Walker - 71,622; Mr. Kruszewski -
     64,682; Mr. Hartman - 30,718; Mr. Somraty - 11,575; Mr. McCuaig - 8,876; Mr. Goebel - 11,443; Mr. Oates - 12,211; Mr. Beda - 6,916;
     Mr. Dill - 11,588; Mr. Ford - 7,033, Mr. Lefton - 9,954;
     Mr. Greenbaum - 7,717; and directors and executive officers as a group - 260,123. Also includes the following shares allocated to such persons and group under the Stifel Financial Corp. Stock Ownership Plan and Trust: Mr. Walker - 5,740; Mr. Kruszewski - 38; Mr. Hartman - 292; Mr. Somraty - 4,637; Mr. McCuaig - 21; and directors and executive officers as a group - 11,357. Also includes the following shares allocated to such persons and group underlying restricted stock units vested currently or within 60 days after March 10, 1999: Mr. Kruszewski - 38,188; Mr. McCuaig - 6,375; Mr. Somraty - 5,313; and directors and executive officers as a group - 49,876.

<F4> Includes shares underlying restricted stock units that such persons or group hold but which are not subject to vesting within the 60-day period after March 10, 1999 and, therefore, under the rules of the Securities and Exchange Commission, are not deemed to be "beneficially owned" as of March 10, 1999. The restricted stock units generally will vest over a three to five-year period after the date of grant based upon the holder's continued employment with the Company.


                                  -2-


<F5> Includes 11,256 shares held by the George Herbert Walker
     Foundation as to which Messrs. Walker and Goebel, as co-trustees, share voting power.
<F6> Includes 2,431 shares owned by Mr. Hartman's wife.  Mr. Hartman disclaims beneficial ownership of such shares.
<F7> Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 10, 1999, the following persons were the only persons known to the Company to be beneficial owners of more than five percent of Common Stock:

                                                                                    PERCENT OF
                                                             NUMBER OF SHARES      OUTSTANDING
          NAME AND ADDRESS                                BENEFICIALLY OWNED<F1>   COMMON STOCK
          ----------------                                ----------------------   ------------
The Western and Southern Life Insurance Co.                   1,019,812<F2>            14.48%
  400 Broadway
  Cincinnati, OH  45202

Del Mintz                                                       735,000<F3>            10.43%
  22732 Rye Road
  Shaker Heights, Ohio 44122

Stifel Financial Corp. Stock Ownership Plan and Trust           543,221<F4>             7.71%
  501 North Broadway
  St. Louis, Missouri  63102

George H. Walker III                                            543,113<F5>             7.63%
  501 North Broadway
  St. Louis, Missouri 63102

-------------------------
<F1> The number of shares beneficially owned has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999.

<F2> The information shown is based on a Schedule 13G dated January 8,
     1998 of The Western and Southern Life Insurance Company ("Western and Southern"). The information in the Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

<F3> The information shown is based on a Schedule 13D (Amendment
      No. 2), dated September 17, 1996, of Mr. Mintz. The number of shares reflected on the Schedule 13D has been adjusted to reflect the stock dividends declared by the Company on January 21, 1997, January 20, 1998 and January 27, 1999. The information in the
     Schedule 13D indicates that Mr. Mintz has the sole power to vote and dispose of such shares.

<F4> With respect to 307,355 shares of Common Stock allocated to the
     Stifel Financial Corp. Stock Ownership Plan and Trust (the "Stock Ownership Plan"), each participant in the Stock Ownership Plan has the right to instruct the trustee of the Stock Ownership Plan with respect to the voting of Common Stock in such participant's account. The trustee is authorized to vote any shares of Common Stock with respect to which the trustee has not received timely directions as to the voting thereof. As of December 31, 1998, the Company had 235,866 unallocated shares in the Stock Ownership Plan. These unallocated shares will be released for allocation to the participants based upon employer contributions to fund an internal loan between the Company and the Stock Ownership Plan. The trustee is authorized to vote these unallocated shares in the same proportion as the trustee votes those shares for which he has received timely directions from the participants.

<F5> See notes 1, 2, 3 and 4 to the preceding table.


             PROPOSAL I:  ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed the number of directors at nine, divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated Bruce A. Beda, Stuart I. Greenbaum and Ronald J. Kruszewski for election as Class I directors to hold office until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors; therefore, proxies cannot be voted for more than three nominees with respect to Proposal I.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. The three nominees in Class I receiving the highest number of votes cast at the meeting will be elected as directors of the Company in Class I for the term of such class. In the event any of the persons listed as nominees becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the balance of those named.

     Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel, Nicolaus").

                                                                                                       SERVED AS
                                                                                                        DIRECTOR
                                                              POSITIONS OR OFFICES                    CONTINUOUSLY
         NAME                        AGE              WITH THE COMPANY AND STIFEL, NICOLAUS               SINCE
         ----                        ---              -------------------------------------               -----

CLASS I-NOMINEES FOR TERMS ENDING IN 2002
Bruce A. Beda                        58         None                                                       1997
Stuart I. Greenbaum                  62         None                                                       1997
Ronald J. Kruszewski                 40         President and Chief Executive Officer of the Company       1997
                                                and Stifel, Nicolaus

CLASS II-DIRECTORS WITH TERMS ENDING IN 2000
Charles A. Dill                      59         None                                                       1995
Richard F. Ford                      62         None                                                       1984
John J. Goebel                       69         None                                                       1987

CLASS III-DIRECTORS WITH TERMS ENDING IN 2001
Robert E. Lefton                     67         None                                                       1992
James M. Oates                       52         None                                                       1996
George H. Walker III                 68         Chairman of the Board of the Company                       1981
                                                and Stifel, Nicolaus


     The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director of the Company and the other directors whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

     Bruce A. Beda has been Chief Executive Officer of Orion Partners LLC, a private investment and consulting company, since February 1995. Prior thereto, Mr. Beda was Chief Financial Officer of Venturedyne Ltd., a manufacturing conglomerate, from 1979 to 1995. Mr. Beda is a director of ECC International Corporation.

     Stuart I. Greenbaum has been the Dean of the John M. Olin School of Business of Washington University since July 1995. Prior thereto, Mr. Greenbaum was a Professor and Director of the Banking Research Center at Northwestern University from 1976 to 1995. Mr. Greenbaum is a director of First Oakbrook Bancshares and RGA Reinsurance Group of America.

     Ronald J. Kruszewski has been President and Chief Executive
Officer of the Company and Stifel, Nicolaus since September 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert
W. Baird & Co., Incorporated ("Baird") from 1993 to September 1997. Mr. Kruszewski is a director of digital broadcast network corporation.

     The Board of Directors recommends a vote "FOR" the election of each of the nominees for director of the Company.

CONTINUING DIRECTORS

     Charles A. Dill has been a General Partner of Gateway Venture Partners since November 1995. From 1991 to 1995, Mr. Dill was the President, Chief Executive Officer and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of Zoltek Companies, Inc., Transact Technologies, D.T. Industries and Pinnacle Automation Inc.

     Richard F. Ford is a Managing General Partner of the management companies which act as a General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of CompuCom Systems, Inc., D&K Wholesale Resources and TALX Corporation.

     John J. Goebel has been an attorney at the law firm of Bryan Cave LLP since 1957.

     Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958. Dr. Lefton is a director of Allied
Healthcare Products, Inc. and Wave Technologies International, Inc.

     James M. Oates has been Chairman of IBEX Capital Markets, LLC, a financial service company, since 1996 and he has been Managing Director of The Wydown Group, a consulting firm that specializes in start-ups, turn-arounds and defining growth strategies, since 1994. From 1986 to 1994, Mr. Oates was President and Chief Executive Officer of Neworld Bancorp, Boston, Massachusetts, a stock savings bank holding company. Mr. Oates is a director of Phoenix Financial Corporation, Phoenix Duff & Phelps Corp. and AIB Govett Funds.

     George H. Walker III joined Stifel, Nicolaus in 1976, became Chief Executive Officer of Stifel, Nicolaus in December 1978 and became Chairman of Stifel, Nicolaus in July 1982. From the time of the organization of the Company, Mr. Walker has served as its Chairman of the Board and, until October 26, 1992, Mr. Walker served as its President and Chief Executive Officer. Mr. Walker is a director of Western and Southern Life Insurance Company, Laclede Steel Company, Laidlaw Corporation, Macroeconomics Advisers, LLC and EAC Corporation. He is active in various community activities. Mr. Walker is Chairman of the Advisory Committee of Webster University Business School and on the National Counsel of Washington University Business School.

BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1998, the Board of Directors of the Company met four times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least 75% of all meetings held by the Board of Directors and all committees on which they serve.

     The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee, Finance Committee and Nominating Committee.

     EXECUTIVE COMMITTEE.  Messrs. Walker (Chairman), Goebel,
Kruszewski and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee has all the authority of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 1998.

     AUDIT COMMITTEE. Messrs. Oates (Chairman), Dill, Ford and Goebel are the current members of the Audit Committee. The functions of the Audit Committee are to monitor and assess the adequacy of systems and procedures for providing reliable financial statements of the Company and its subsidiaries, as well as suitable internal financial controls, to review and approve the scope and performance of the independent external and internal auditors' work and to make such recommendations as it deems necessary to the Board of Directors regarding the Company's financial statements, financial controls and related matters. The Audit Committee met four times during the year ended December 31, 1998.

     COMPENSATION COMMITTEE. Messrs. Lefton (Chairman), Beda, Dill and Oates are the current members of the Compensation Committee. The functions of the Compensation Committee are to recommend salary and bonus levels for the senior officers of the Company and its subsidiaries and to administer the Company's employee stock plans. The Compensation Committee met four times during the year ended December 31, 1998.

     FINANCE COMMITTEE. Messrs. Ford (Chairman), Beda, Greenbaum and Oates are the current members of the Finance Committee. The functions of the Finance Committee are to review and monitor the consolidated financial condition of the Company. The Finance Committee met four times during the year ended December 31, 1998.

     NOMINATING COMMITTEE.  Messrs. Walker (Chairman), Lefton and
Goebel are the current members of the Nominating Committee. The function of the Nominating Committee is to identify, evaluate and select potential director nominees. The Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at a stockholders' meeting must provide advance notice and certain information about the proposed nominee as described under "Stockholder Proposals" below. The Nominating Committee did not meet during the year ended December 31, 1998.

     COMPENSATION OF DIRECTORS. Non-employee directors are paid annual compensation at a rate of $15,000 for attendance at Board of Directors meetings and $300 for attendance at Committee meetings and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company do not receive any compensation for service as directors, but the Company pays their expenses for attendance at meetings of the Board of Directors. Additionally, each new outside director typically is granted options to purchase 5,000 shares of the Company's Common Stock at the current market price on the date such individual first becomes a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1998, the Compensation
Committee was composed of Messrs. Lefton, Dill, Beda and Oates, none of whom served as an officer or employee of the Company or any of its subsidiaries.

                       EXECUTIVE COMPENSATION

        For the years ended December 31, 1998, 1997 and 1996, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, each of the other four most highly compensated executive officers for the year ended December 31, 1998 and each individual who would have been one of the four most highly compensated executive officers had they been serving as an executive officer at December 31, 1998, for services rendered to the Company and its subsidiaries.

                                                SUMMARY COMPENSATION TABLE
                                                                                              Long Term
                                             Annual Compensation                             Compensation
                             -------------------------------------------------------   ------------------------
                                                       Bonus<F1>
                                                  -------------------                  Restricted
                                                               Stock    Other Annual     Stock                       All Other
                                                               Units    Compensation     Awards         Options    Compensation
Name and Principal Position  Year    Salary($)    Cash($)     ($)<F2>     ($)<F3>       ($)<F4>         (#)<F5>       ($)<F6>
---------------------------  ----    ---------    -------     -------   ------------   ----------       -------    ------------
Ronald J. Kruszewski<F7>     1998     200,000     285,000     100,000       --            25,000             --        2,251
   President and Chief       1997      52,308      98,496          --       --         1,262,466<F8>    137,812      103,462
   Executive Officer         1996          --          --          --       --                --             --           --

George H. Walker, III        1998     175,000     150,000          --       --                --             --          631
   Chairman of the Board     1997     172,917     277,551          --       --                --             --        1,344
                             1996     150,000     283,515          --       --                --         57,881        1,122

Charles R. Hartman           1998     175,000     195,000          --       --                --             --       19,326
   Vice President            1997     168,750     316,206          --       --                --         17,363       20,675
   and Secretary             1996     150,000     183,496          --       --            32,500<F9>         --       21,466

Scott B. McCuaig<F10>        1998     163,782     165,000      60,000       --           522,140<F11>    42,000          446
   Vice President            1997          --          --          --       --                               --           --
                             1996          --          --          --       --                               --           --

Lawrence E. Somraty          1998     141,000     119,000      50,000       --            12,500             --        2,276
   Vice President            1997     139,500     281,879          --       --                --         17,363        1,344
                             1996     128,333     123,019          --       --            32,500<F9>         --        1,372

------------
<F1>  Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this Proxy Statement.

<F2>  Pursuant to the Stifel Financial Corp. 1997 Incentive Stock Plan,
      participants in the plan may elect to receive stock units ("Elected Units") in lieu of certain incentive compensation earned by such individuals. Additionally, each individual participating receives restricted stock units ("Matching Units") with a fair market value equal to 25% of that portion of the incentive compensation that such participant elected to take in Elected Units. Elected Units and Matching Units were issued to participants based upon the fair market value of the Common Stock on the date of issuance. Elected Units are reported under the "Stock Units" column, while Matching Units are reported under the "Restricted Stock Awards" column.

<F3>  The named executive officers received certain perquisites in 1998,
      1997 and 1996, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus.

<F4>  The restricted stock and restricted stock units holdings for the individuals named in the Summary Compensation Table and the price per share of Common Stock have been adjusted for the 5% stock dividend declared by the Company on January 27, 1999. The aggregate value of restricted stock and restricted stock units holdings for the individuals named in the Summary Compensation Table at December 31, 1998 was $1,239,452, $52,183, $397,618 and
      $52,183 for each of Messrs. Kruszewski, Hartman, McCuaig and Somraty, respectively, based upon a per share price of $9.4671 being the last transaction price on December 31, 1998. The aggregate number of shares of restricted stock and restricted stock units held by the individuals named in the Summary Compensation Table at December 31, 1998 was 130,922, 5,512, 42,000 and 5,512 for each of Messrs. Kruszewski, Hartman, McCuaig and Somraty, respectively.

<F5>  Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999.

<F6>  For the year ended December 31, 1998, the Company contributed $250 to the Company's profit sharing plan for each named executive officer, $1,645 to the Stifel Financial Corp. 1998 Employee Stock Purchase Plan for each of Messrs. Kruszewski, Hartman and Somraty and $351, $381, $381, $196 and $381 to the Company's Employee Stock Ownership Plan for Messrs. Kruszewski, Walker, Hartman, McCuaig and Somraty, respectively. In addition, with respect to Mr. Hartman, the amount disclosed for 1998 also includes $15,000 forgiven by the Company with respect to a $75,000 loan from the Company to Mr. Hartman and $2,050 of imputed interest with respect to such loan.

                                -9-

<F7>  Mr. Kruszewski has served as President and Chief Executive Officer of the Company since September 25, 1997.  Prior thereto,
      Mr. Kruszewski was not employed by the Company.

<F8>  Mr. Kruszewski's original compensation package included the purchase of 125,000 restricted shares (131,250 shares as adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998) of Common Stock with the proceeds of a loan of $1,479,687.50 (the "Loan") by the Company that would be forgiven over a period of six years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. Pursuant to the terms of that certain Stock Unit Agreement dated December 21, 1998 by and between the Company and Mr. Kruszewski (the "Stock Unit Agreement"), Mr. Kruszewski's original compensation package was restructured. Mr. Kruszewski repaid the Loan by surrendering 124,688 shares of Common Stock and executing a second promissory note in the amount of $143,237.12. In replacement of the restricted shares surrendered, Mr. Kruszewski was awarded 124,688 restricted stock units of the Company pursuant to the Stock Unit Agreement. The restricted stock units awarded to Mr. Kruszewski will vest with respect to 26,250, 26,250, 26,250, 26,250 and 19,688 units on January 1, 1999, 2000, 2001,
      2002 and 2003, respectively. Except as set forth below, shares of Common Stock shall be distributed to Mr. Kruszewski in annual installments over a period of seven years beginning January 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. Kruszewski's stock unit account as of the beginning of each year in the installment payment period. In addition, the restricted stock units granted to Mr. Kruszewski will vest and/or be distributed
      (a) upon the death or disability of Mr. Kruszewski, (b) in the event of a Change of Control (as defined in the Stock Unit Agreement) or (c) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Stock Unit Agreement) or by Mr. Kruszewski for Good Reason (as defined in the Stock Unit Agreement). Mr. Kruszewski will receive dividends on his restricted stock units to the same extent as other holders of Common Stock. The amount shown represents the fair market value of the 124,688 restricted stock units granted to Mr. Kruszewski, based upon a per share price of $10.125 being the average price on December 21, 1998.

<F9>  With respect to the restricted shares awarded to Messrs. Hartman and Somraty, the restrictions applicable to such restricted stock holdings lapse as to one-third, two-thirds and all of the shares subject to the award on October 23, 1997, 1998 and 1999, respectively. In addition, the restrictions also shall lapse as to all shares subject to the award upon the retirement, death or permanent disability of the executive, or in the event of a Change in Control (as defined in the Restricted Stock Agreement) of the Company. The holders thereof are entitled to vote and receive dividends on their shares to the same extent as other holders of Common Stock.

<F10> Mr. McCuaig has served as Vice President of the Company since
      January 26, 1998. Prior thereto, Mr. McCuaig was not employed by the Company.

<F11> Includes 1,575 restricted stock units awarded to Mr. McCuaig as
      Matching Units and 42,000 restricted shares awarded to Mr. McCuaig in connection with the commencement of his employment (each as adjusted for the 5% stock dividend declared by the Company on January 27, 1999). With respect to the restricted shares, the restrictions applicable to such shares lapse as to one-fifth of the shares subject to the award on each of February 4, 1999, 2000, 2001, 2002 and 2003, respectively. In addition, the restrictions also will lapse as to all shares subject to the award upon the retirement, death or permanent disability of Mr. McCuaig, or in the event of a Change in Control of the Company. Mr. McCuaig is entitled to vote and receive dividends on such shares to the same extent as other holders of Common Stock.

     The following presents certain information concerning stock options granted to the named executive officers during the year ended December 31, 1998, and year-end stock option values.

                     OPTION GRANTS IN LAST YEAR

     The following table sets forth information concerning stock option grants made in the year ended December 31, 1998 to the individuals named in the Summary Compensation Table. No SARs were granted to the named individuals in 1998.

                                                        INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                           ----------------------------------------------------------------------------         VALUE AT
                                                  PERCENT OF                                                  ASSUMED ANNUAL
                               NUMBER OF             TOTAL                                                  RATES OF STOCK PRICE
                              SECURITIES         OPTIONS/SARS     EXERCISE OR     MARKET                    APPRECIATION FOR
                              UNDERLYING          GRANTED TO         BASE        PRICE ON                     OPTION TERM<F4>
                             OPTIONS/SARS        EMPLOYEES IN    PRICE<F2><F3>    DATE OF    EXPIRATION    ---------------------
      NAME                 GRANTED<F1><F2>(#)     FISCAL YEAR       ($/SH)       GRANT ($)    DATE<F4>       5%($)       10%($)
      ----                 ------------------     -----------       ------       ---------    --------       -----       ------
Scott B. McCuaig                 42,000               25%           $12.07        $12.07      02/04/08     $318,941     $808,260

-------------
<F1> The option will be exercisable with  respect to 594, 8282, 8281,
     8281, 8281 and 8281 shares on December 31, 1998, February 4, 1999,
     February 4, 2000, February 4, 2001, February 4, 2002 and February 4, 2003, respectively.

<F2> Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999.

<F3> The exercise price may be paid in cash or, at the discretion of the Committee, by shares of Common Stock already owned by the participant, valued at fair market value on the date of exercise, or a combination of cash and Common Stock.

<F4> The options terminate on the earlier of ten years after grant or, generally, immediately on termination for reasons other than retirement, disability or death.

<F5> The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

                                            YEAR-END OPTION VALUE
                                                                        SHARES FOR WHICH                     UNEXERCISED,
                                                                   UNEXERCISED OPTIONS HELD AT        IN-THE-MONEY OPTIONS HELD
                                     SHARES                          DECEMBER 31, 1998<F1>(#)        AT DECEMBER 31, 1998<F1>($)
                                  ACQUIRED ON      VALUE          ------------------------------     ---------------------------
NAME                              EXERCISE(#)    REALIZED($)      EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                              -----------    -----------      -----------      -------------     -----------   -------------
Ronald J. Kruszewski                    --             --            55,494            82,318               --            --
George H. Walker, III               21,428        111,454            52,329            19,293          236,882        85,543
Charles R. Hartman                      --             --            30,718             5,788          133,493        25,039
Lawrence E. Somraty                  6,933         88,883            11,575             5,788           50,073        25,039
Scott B. McCuaig                        --             --               594            41,406               --            --

-------------
<F1> Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999.

EMPLOYMENT AGREEMENTS

     The Company and George H. Walker III entered into an Employment Agreement as of August 21, 1987 and a First Amendment to Employment Agreement as of December 2, 1991 (collectively, the "Agreement"), which provides for the employment of Mr. Walker by the Company at a base salary as established from time to time by the Board of Directors, but not less than $150,000 per annum. On January 21, 1997, the Board of Directors approved a $25,000 per annum increase in Mr. Walker's salary to $175,000. Mr. Walker also is eligible to participate in all incentive compensation plans and other employee benefits provided to senior executive officers. The term of the Agreement is through April 30, 2001 and also provides that Mr. Walker will provide consulting and advisory services to the Company for a period of two years following the termination date of his employment for a fee of $75,000 per annum and contains a one year non-competition covenant following the end of his consulting period.

     The obligations of the Company under the Agreement will terminate upon the death or (except as described below) resignation of Mr. Walker, except that, if his employment is terminated by reason of death or disability, payments will continue in accordance with the Company's regular policies. If Mr. Walker's employment is terminated by the Company for any other reason other than good cause, or if he resigns within one year after a Change of Control (as defined below), the Company will (a) continue his insurance benefits and (b) pay him a lump-sum payment equal to the total of the present value of monthly payments equaling 1/12 of his current compensation (including bonus and incentive compensation payments) at the date of termination payable over the remaining term of the Agreement, but not less than one year, or three years in the event of his resignation, or a termination by the Company in breach of the Agreement, after a Change of Control. Such payments are subject to reduction to the extent they exceed the amounts deductible by the Company for federal income tax purposes pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended (the
"Code").

     "Change of Control" is defined in the Agreement as (a) the acquisition, in one or a series of transactions by a person or group of persons acting in concert, of beneficial ownership in more than 25% of the outstanding voting stock of the Company, (b) the receipt of proxies for the election of directors in opposition to management's nominees that aggregate more than 40% of the outstanding voting stock or (c) the sale or issuance of such number of shares of voting stock of the Company for consideration other than cash in any transaction or series of related transactions that constitutes more than 25% of the outstanding voting power of the Company after giving effect to such issuance or sale.

     The Company and Ronald J. Kruszewski entered into an Employment Letter, a Promissory Note, a Restricted Stock Agreement, an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement, each as of September 25, 1997, and an amended Incentive Stock Option Agreement and Nonqualified Stock Option Agreement, each as of December 1, 1997 (collectively, the "Employment Terms"). Under the Employment Terms, Mr. Kruszewski's annual salary shall be not less than $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers. Mr. Kruszewski was granted options to purchase 125,000 shares (137,812 shares as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27,
1999) of Common Stock at the fair market value of the shares on the date of the grant, which will vest over a five-year period. Mr. Kruszewski purchased 50,000 shares (55,125 shares as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27, 1999) with personal funds at a price equal to $11.8375, a $0.10 discount to the market price of the Common Stock on the date of grant, pursuant to the terms of the Restricted Stock Agreement.

     Pursuant to the Employment Terms, Mr. Kruszewski also received a loan (the "Loan") from the Company in the amount of $1,479,687.50, payable in installments with interest with the final installment due January 1, 2003, which principal and interest of the Loan would be forgiven over six years if he continued to be employed by the Company. Mr. Kruszewski purchased 125,000 shares (137,812 shares as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27, 1999) of Common Stock with the proceeds of the Loan.

     Pursuant to the Stock Unit Agreement dated December 21, 1998, Mr. Kruszewski's original compensation package was restructured. Mr. Kruszewski repaid the Loan by surrendering 124,688 shares of Common Stock and executing a second promissory note in the amount of
$143,237.12.   In replacement of the restricted shares surrendered,
Mr. Kruszewski was awarded 124,688 restricted stock units of the Company. The restricted stock units granted to Mr. Kruszewski will vest, and the second promissory note will be forgiven, over a period of five years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. In addition, shares of Common Stock will be distributed to Mr. Kruszewski pursuant to the Stock Unit Agreement in annual installments over a period of seven years beginning January 1, 2007 in satisfaction of the Restricted Stock Units. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. Kruszewski's stock unit account as of the beginning of each year in the installment payment period. The restricted stock units granted to Mr. Kruszewski will vest and shares of Common Stock may be distributed (a) upon the death or disability of Mr. Kruszewski; (b) in the event of a Change of Control (as defined in the Stock Unit Agreement) or (c) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Stock Unit Agreement) or by Mr. Kruszewski for Good Reason (as defined in the Stock Unit Agreement).

     Stifel, Nicolaus and Charles R. Hartman entered into a letter agreement on May 23, 1994 which provided for the employment of Mr. Hartman at a base salary of $150,000 per annum. Mr. Hartman is eligible to participate in the executive bonus pool of the Company and, for fiscal 1996 and 1997, his bonus payment was guaranteed to be no less than $150,000 (pro rated for that portion of each year actually employed). He was also provided a relocation allowance of $36,276, a $50,000 interest bearing line of credit due June 30, 1995, a $75,000 loan which is forgivable over a five year period if he continues employment with Stifel, Nicolaus and options to purchase 15,000 (19,143 as adjusted to reflect the five percent stock dividends distributed by the Company since his date of hire) shares of Common Stock. As of December 31, 1998, the outstanding principal amount of Mr. Hartman's loan was $15,000. Mr. Hartman also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.

     Stifel Nicolaus and Scott B. McCuaig entered into an arrangement on January 26, 1998 which provides for the employment of Mr. McCuaig at a base salary of $175,000 per annum. Mr. McCuaig is eligible to participate in the executive bonus pool of the Company and, for fiscal 1998, 1999 and 2000, his bonus payment was guaranteed to be no less than $125,000 (pro rated for that portion of each year actually employed).
He also was provided a relocation allowance of $9,467, a restricted stock award of 38,095 shares of Common Stock (42,000 shares as adjusted for the 5% stock dividends declared by the Company on January 20, 1998 and January 27, 1999) and options to purchase 38,095 shares of Common Stock (42,000 shares as adjusted for such stock dividends), which shares and options will vest ratably over a five-year period. Mr. McCuaig also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the
"Compensation Committee") furnishes the following report:

COMPENSATION PHILOSOPHY

     The Compensation Committee approves the policies for and structure and amount of compensation of the senior executive officers of the Company (the "Executive Officers"), including the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table. The Compensation Committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provides an incentive to such executives to focus their efforts on the Company's long-term strategic goals by aligning their financial interests closely with long-term stockholder interests. The Compensation Committee is composed entirely of independent directors.

     A significant component of the Company's Executive Officer compensation program is cash remuneration in the form of base salaries and annual incentive bonuses. Bonuses are determined based upon the performance of the Company, the individual executive and his operating unit during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represent a relatively small portion of the Executive Officers' total cash compensation and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Executive Officers' total cash compensation (as much as 243% for 1998). The Compensation Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

     As another component of the Company's Executive Officer compensation program, the Compensation Committee may award Executive Officers options to acquire shares of Common Stock. The Compensation Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the Executive Officers with those of the Company's stockholders.

     In addition, the Compensation Committee is implementing a deferred compensation program whereby a portion of each Executive Officer's annual bonus will be deferred, on a mandatory basis, into restricted stock units. The Executive Officer may also defer on an elective basis an additional portion of his annual bonus into restricted stock units. The percentages of the mandatory and elective deferrals will be set annually by the Compensation Committee. The mandatory and elective deferrals are subject to a match by the Company that is also payable in restricted stock units equal to 25% of the amount of the combined deferral. The mandatory and matching portion of the restricted stock unit award will vest over a three to five-year period.

     The Compensation Committee believes that the stock option and deferred compensation components of the Company's Executive Officer compensation program over time will increase the levels of stock ownership of the Company's Executive Officers. This aligns the interests of those persons who have the greatest ability to affect the Company's financial results closely with the interests of the Company's stockholders. The Compensation Committee also believes that significant levels of stock ownership and ownership potential will assist the Company in retaining the services of the Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Kruszewski became President and Chief Executive Officer of the Company and Stifel, Nicolaus on September 25, 1997 pursuant to the employment terms described above under "Executive Compensation - Employment Agreements." The Compensation Committee approved the employment terms based upon Mr. Kruszewski's expertise and years of experience in the industry, as well as the Compensation Committee's review of cash and other compensation paid to the chief executive officers of securities firms comparable to the Company. All such firms, as well as others, are included in the Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index used in the Performance Graph set forth in this Proxy Statement. Mr. Kruszewski's base salary was not adjusted for 1998.

     For 1998 bonus purposes, the Compensation Committee considered the achievement of certain objectives set by management and the Board of Directors at the beginning of the year. The Compensation Committee also considered the overall profitability of the Company during 1998. Based upon the consideration of all of the above financial and non-financial performance factors, the Compensation Committee, in its discretion, determined the amount of Mr. Kruszewski's annual bonus for 1998. Approximately 26% of Mr. Kruszewski's bonus was deferred and invested in stock units of the Company.

COMPENSATION OF OTHER SENIOR EXECUTIVES

     The Compensation Committee approved individual salary levels and bonus amounts for each Executive Officer other than Mr. Kruszewski following a presentation by Mr. Kruszewski of his evaluation of each Executive Officer's individual and business unit performance and his bonus recommendation for such Executive Officer. Mr. Kruszewski also summarized for the Compensation Committee the performance of each Executive Officer relative to the financial and non-financial objectives established for such Executive Officer at the beginning of the year. In his presentation to the Compensation Committee, Mr. Kruszewski utilized historical compensation information prepared by a third-party organization for a group of approximately 12 regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry.

     The Compensation Committee also reviewed and approved the terms of specific compensation arrangements entered into by the Company with certain executive officers. The Compensation Committee believes that such arrangements were evaluated and approved on a basis consistent with the Company's overall compensation philosophy.

CONCLUSION

     Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.


                            1998 COMPENSATION COMMITTEE

                            Robert E. Lefton, Chairman
                            Charles A. Dill
                            James M. Oates
                            Bruce A. Beda
March 26, 1999

                        PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's cumulative total stockholder return (assuming investment of $100 and reinvestment of dividends) from December 31, 1993 through December 31, 1998, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and, for peer groups, the Financial Services Analytics, Inc. Regional Index (the "FSA Regional Index"), an index of publicly traded regional brokerage firms, consisting of: The Advest Group, Inc., Dain Rauscher Corporation, Everen Capital Corporation, First Albany Companies Inc., Freedom Securities, Inc., Kinnard Investments, Inc., Legg Mason, Inc., Morgan Keegan, Inc., Raymond James Financial, Inc., and Southwest Securities Group, Inc.



                              [GRAPH]


Cumulative Value of $100 Investment

-----------------------------------------------------------------------------------------------
                                                         December 31,
                              -----------------------------------------------------------------
                                1993        1994        1995        1996        1997     1998
-----------------------------------------------------------------------------------------------
Stifel Financial Corp.          $100         $63         $74        $105        $216     $142
-----------------------------------------------------------------------------------------------
S&P 500 Index                   $100        $101        $139        $171        $228     $294
-----------------------------------------------------------------------------------------------
FSA Regional Index              $100         $82        $126        $186        $378     $322
-----------------------------------------------------------------------------------------------

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain officers, directors and nominees for director of the Company maintain margin accounts with Stifel, Nicolaus pursuant to which Stifel, Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

     Richard F. Ford and Charles A. Dill are General Partners of the management companies that act as the General Partner of Gateway Venture Funds. The Company and Stifel Venture Corp., a subsidiary of the Company, are also General Partners of the management companies. At December 31, 1998, the Company's carrying value of these investments was approximately $628,000, with a commitment to contribute $255,324 to the Gateway Funds. Additionally, at December 31, 1998, the Company had a receivable of $335,000 which was advanced for organizational costs of Gateway Partners, L.P. Mr. Ford also provided consulting services to the Company during the year ended December 31, 1998.

     John J. Goebel is an attorney in the law firm Bryan Cave LLP, which rendered legal services to the Company and its subsidiaries during 1998 and is providing legal services to the Company and its subsidiaries during 1999.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1998, except that each of Messrs. Beda, Dill, Ford, Goebel, Greenbaum, Lefton and Oates filed one late Form 4 report during such period.


         PROPOSAL II.  ADOPTION OF THE AMENDED AND RESTATED
          STIFEL FINANCIAL CORP. 1997 INCENTIVE STOCK PLAN

     The Stifel Financial Corp. 1997 Incentive Stock Plan (the "Incentive Stock Plan"), approved by the stockholders of the Company in April 1997, provides for the granting of stock options and other stock-based awards. The Incentive Stock Plan, as proposed to be amended and restated, seeks to advance the interests of the Company and its stockholders by encouraging key employees of the Company and its subsidiaries to acquire Common Stock or to receive monetary payments based on the value of Common Stock upon the achievement of certain goals that are mutually advantageous to the Company and its stockholders, on the one hand, and the participating employees, on the other.

     The maximum number of shares of Common Stock which currently may be issued under the Incentive Stock Plan is 661,500 shares (as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27, 1999), subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of the Company.

     The Board of Directors has adopted the Amended and Restated Stifel Financial Corp. 1997 Incentive Stock Plan, subject to stockholder approval, which adds an additional 600,000 shares of Common Stock to the initial 600,000 shares of Common Stock reserved for issuance under the plan. In addition to such additional 600,000 shares of Common Stock, for each calendar year in the five year period commencing January 1, 1999, the number of shares reserved for issuance under the Amended Incentive Plan shall automatically increase by a number equal to the lesser of (a) 100,000 shares or (b) the number of stock units awarded pursuant to the Amended Incentive Plan in such year in lieu of cash compensation that would otherwise have been paid currently to the employee, provided that the value of the shares of Common Stock underlying such stock units, determined as to the effective date of the award, does not exceed the amount of such cash by more than twenty-five percent.

     The Amended Incentive Plan will be administered by either the Board of Directors or the Compensation Committee currently consisting of four directors of the Company, each of whom is a non-employee director of the Company (for purposes of the Amended Incentive Plan, the group administering the Amended Incentive Plan is referred to as the "Administrator"). The Administrator, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Amended Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Amended Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Amended Incentive Plan to the extent not contrary to the express provisions of the Amended Incentive Plan.

     The complete text of the Amended Incentive Plan is set forth in Annex A to this Proxy Statement. The following summary of the Amended Incentive Plan is subject to the provisions contained in the complete text.

DESCRIPTION OF PLAN

     Under the terms of the Amended Incentive Plan, key employees of the Company and its subsidiaries as determined in the sole discretion of the Administrator will be eligible to receive (a) stock appreciation rights ("SARs"), (b) restricted shares of Common Stock ("Restricted Stock"), (c) performance awards ("Performance Awards"), (d) stock options ("Stock Options") exercisable into shares of Common Stock which may or may not qualify as incentive stock options within the meaning of
Section 422 of the Code (options so qualifying are hereinafter referred to as "Incentive Stock Options") and (e) stock units ("Stock Units").

     STOCK APPRECIATION RIGHTS. The Administrator may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the SAR and the exercise price of the SAR established by the Administrator at the time of grant, subject to any limitation imposed by the Administrator in its sole discretion. In the Administrator's discretion, the value of a SAR may be paid in cash or Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Administrator, a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Administrator, but in no event shall a SAR be exercisable after ten years from the date of grant.

     RESTRICTED STOCK. The Administrator may issue shares of Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Administrator at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     PERFORMANCE AWARDS.  The Administrator may grant Performance
Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under Section 16 of the Securities Exchange Act receives a Performance Award that includes shares of Common Stock, such shares received may not be disposed of by such person until six months following the date of issuance.

     STOCK OPTIONS. Stock Options granted under the Amended Incentive Plan shall entitle the holder to purchase Common Stock at a purchase price established by the Administrator, which price shall not be less than the fair market value of Common Stock on the date of grant in the case of Incentive Stock Options and at any price determined by the Administrator in the case of all other options. The Administrator shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options will generally not be exercisable after ten years from the date of the grant.

     There is no maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of Common Stock subject to qualifying Incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

     The Board may terminate the Amended Incentive Plan at any time and from time to time and may amend or modify the Amended Incentive Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company: (a) increase the total amount of stock or the amount or type of benefit that may be issued under the Amended Incentive Plan; (b) modify the requirements as to eligibility for benefits; or (c) reduce the amount of any existing benefit or change the terms or conditions thereof without the participating employee's consent.

     STOCK UNITS. The Administrator may issue Stock Units representing the right to receive shares of Common Stock at a designated time in the future, subject to the terms and conditions as established by the Administrator in its sole discretion. A holder of Stock Units generally does not have the rights of a stockholder until receipt of the Common Stock, but, in the Administrator's sole discretion, may receive payments in cash or adjustments in the number of Stock Units equivalent to the dividends the holder would have received if the holder had been the owner of shares of Common Stock instead of Stock Units.

     In the event of a "Change of Control" (as defined below) of the Company, all outstanding SARs and Stock Options shall become fully vested and exercisable and any restrictions on Restricted Stock shall lapse. A "Change of Control" is defined as any of the following: (a) the acquisition by any person of 15% or more of either the outstanding Common Stock or the combined voting power of the Common Stock entitled to vote for the election of directors; (b) the incumbent directors at the time of approval of the Incentive Stock Plan, or any subsequent directors whose election or nomination was approved by a majority of the then incumbent directors, cease to constitute a majority of the Board of Directors; (c) approval by the stockholders of a reorganization, merger or consolidation of the Company under certain circumstances; or (d) approval by the stockholders of a liquidation or dissolution or a sale of substantially all of the assets of the Company under certain circumstances.

NEW PLAN BENEFITS

     There are approximately 100 employees who are eligible to participate in the Amended Incentive Plan. The following table sets forth the number of stock options that the Board of Directors granted pursuant to the Amended Incentive Plan to (i) all executive officers as a group, (ii) all directors who are not executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group:

                                         NUMBER OF OPTIONS
                NAME                       TO BE GRANTED      EXERCISE PRICE ($)
                ----                       -------------      ------------------
  Executive Group                             42,000                9.46
  Non-Executive Director Group                    --                  --
  Non-Executive Officer Employee Group        89,775                9.58

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by a participating officer or employee on the grant of an Incentive Stock Option or a Stock Option which is not an incentive stock option ("non-qualified option"), the grant of a SAR, the award of Restricted Stock or the award of Stock Units, and the Company will not be entitled to a deduction at such time. If a holder exercises an Incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an Incentive Stock Option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a non-qualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

     An Employee will realize income as a result of an award of Stock Units at the time shares of Common Stock are issued in an amount equal to the fair market value of such shares at that time. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes cast, present or represented by proxy at the meeting, will constitute approval of the adoption of the Amended Incentive Plan; provided that the number of votes cast constitutes more than 50% of the shares entitled to vote on the proposal. The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Stifel Financial Corp. 1997 Incentive Stock Plan.


                   PROPOSAL III.  ADOPTION OF THE
             1999 EXECUTIVE INCENTIVE PERFORMANCE PLAN

     The Board of Directors has adopted, subject to the approval of the stockholders of the Company, the 1999 Executive Incentive Performance Plan. Under the Performance Plan, which will be administered by the Compensation Committee of the Board of Directors, employees of the Company who are or may be "covered employees," as defined below, will be eligible to participate in the Performance Plan and receive performance-based compensation in the form of cash bonuses. The Compensation Committee will designate the participants in the Performance Plan (the "Participants") for each fiscal year or other period as determined by the Compensation Committee (the "Performance Period"). The Performance Plan is intended to qualify compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. It is not expected that the Performance Plan will change the method or amount of compensation paid to any executive officer, but stockholder approval of the Performance Plan is necessary for the Company to claim federal income tax deductions in the event future payments under the Performance Plan to a "covered employee" (as defined by the Code) exceed $1,000,000 for any fiscal year.

     The formula for calculating the maximum amount that may be paid to a Participant as a bonus for each Performance Period will be determined by the Compensation Committee based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine in its sole discretion: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share;
(g) relative performance or peer
group companies; (h) expense management; and (i) total return to stockholders. The Performance Plan provides that the maximum bonus amount payable to each Participant for the 1999 calendar year shall not exceed $2,000,000, and thereafter the maximum bonus amount for each subsequent Performance Period shall be increased by 10% over the maximum bonus amount for the immediately preceding Performance Period. The Compensation Committee will have the authority to reduce the maximum bonus to be paid to each Participant for a Performance Period.

     The Performance Plan may be amended or terminated at any time by the Compensation Committee in its sole and absolute discretion.

     While the nature of the criteria considered by the Compensation Committee in calculating the maximum bonus to be paid a Participant in the future cannot be predicted, if the Performance Plan had been in place in 1998, the Compensation Committee would have named the same persons listed in the Summary Compensation Table as Participants in the Performance Plan and would have awarded the individual named executive officers under the Performance Plan the same bonus amounts as are set forth opposite their names in the Summary Compensation Table.

     The complete text of the Performance Plan is set forth in the Annex B of this Proxy Statement. The foregoing summary of the Performance Plan is subject to the provisions contained in the complete text.

     The affirmative vote of a majority of the votes cast, present or represented by proxy at the meeting, will constitute approval of the adoption of the Performance Plan; provided that he number of votes cast constitutes more than 50% of the shares entitled to vote on the proposal. The Board of Directors recommends a vote "FOR" the approval of the 1999 Executive Incentive Performance Plan.


                            PROPOSAL IV.
        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit
Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

     The Company has been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999. A majority of the votes cast, present or represented by proxy at the meeting, will constitute ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999.


                       STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company by December 30, 1999 for inclusion in the Company's

Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Under the Company's By-Laws, stockholder proposals, including nominations of directors, which do not appear in the proxy statement may be considered at a meeting of stockholders only if they involve a matter proper for stockholder action and written notice of the proposal is received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by the Company, notice must be timely received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the meeting was mailed or (b) the day on which public disclosure was made. The notice must contain the name and address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, address, business history, beneficial ownership and written consent to being named of any proposed nominee, any material interest of the stockholder in the proposal or any arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.


                           ANNUAL REPORT

     The annual report of the Company for the year ended December 31, 1998 has simultaneously been mailed to the stockholders of the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES M. ZEMLYAK, CHIEF FINANCIAL OFFICER, STIFEL FINANCIAL CORP., 501 NORTH BROADWAY,
ST. LOUIS, MO  63102.


                           MISCELLANEOUS

     The Company will bear the cost of solicitation of proxies.
Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

     Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                            By Order of the Board of Directors,


                            Charles R. Hartman, Secretary

March 26, 1999
St. Louis, Missouri

                                                               ANNEX A

                       STIFEL FINANCIAL CORP.
                        AMENDED AND RESTATED
                     1997 INCENTIVE STOCK PLAN

     Stifel Financial Corp. (the "Corporation") adopted the 1997 Stifel Financial Corp. Incentive Stock Plan (the "Plan") effective as of January, 1997. The Corporation amended and restated the Plan in 1998 to provide for the award of Stock Units and to remove the mandatory three year vesting requirement. The Corporation now wishes to amend the amend the Plan further to increase the number of shares reserved for issuance under the Plan.

     This Amendment shall be effective immediately upon adoption, subject to approval by the shareholders of the Corporation within twelve months after such date. In the event the shareholders of the Corporation do not approve this Amendment within such time, awards made pursuant to the Plan that cannot be satisfied with shares reserved for issuance under the Plan without regard to this Amendment shall be null and void.

     Pursuant to the authority reserved in Section 16 of the Plan, the Board of Directors of the Corporation hereby amends and completely restates the Plan to read in its entirety as follows:

     1.   PURPOSE.  The purpose of the Stifel Financial Corp.
Incentive Stock Plan is to encourage key employees of Stifel Financial Corp. and such subsidiaries of the Corporation as the Administrator designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for employees to contribute to the success of the Corporation and align the interests of key employees with the interests of the shareholders of the Corporation.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors (the "Administrator").

     The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion, or by any member of the Compensation Committee of the Board of Directors upon a specific recommendation from the Executive Committee of Stifel, Nicolaus & Company.

     Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable.

     The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

     3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of Section 11 (relating to adjustment for changes in capital stock) the Plan initially reserved for issuance under the Plan an aggregate of 600,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. This 1999 Restatement hereby amends the Plan by adding to the initial 600,000 shares of Common Stock reserved for issuance under the Plan, an additional 600,000 shares of Common Stock. In addition to such additional 600,000 shares of Common Stock, which may be awarded pursuant to any of the types of benefits described in Section 5, for each calendar year in the five year period commencing January 1, 1999, the number of shares reserved for issuance under the Plan shall automatically increase by a number equal to the lesser of (a) 100,000 shares, or (b) the number of Stock Units awarded pursuant to the Plan in such year in lieu of cash compensation that would otherwise have been paid currently to the participant, provided the value of the shares of Common Stock underlying such Stock Units, determined as of the effective date of the award, does not exceed the amount of such cash by more than twenty-five percent.

     As used in this Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to this Plan.

     Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 100,000 shares (as adjusted in accordance with Section
11).

     4. PARTICIPANTS. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance
Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below.

     6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

     7. RESTRICTED STOCK. Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted
Stock:

          (a) The purchase price, if any, will be determined by the Administrator.

          (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

          (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

          (d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

          (e) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

          (f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

     8. PERFORMANCE AWARDS. Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

     9. INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of
Section 422 of the Code. Said purchase price may be paid (a) by check or (b) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months or (c) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months or (c) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. NQSOs granted after the date of shareholder approval of the Plan shall be exercisable no later than ten years after the date they are granted.

     11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

     12.  ADJUSTMENT PROVISIONS.

          (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     13. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Corporation, as defined below, all outstanding SARs, ISOs and NQSOs shall be immediately fully vested and exercisable and any restrictions on Restricted Stock issued under the Plan shall lapse.

     "Change in Control" means:

          (a) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 15% or more of either (i) the then outstanding shares of Common Stock of the Corporation ("Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Outstanding Corporation Voting Securities"); provided, however, such an acquisition of ownership of 15% or more but less than 25% of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities with the prior approval of the Board of Directors of the Corporation shall not result in a Change in Control within the meaning of this subparagraph (a);

          (b) Individuals who, as of the date of approval of the Plan by the Board of Directors of the Corporation, constitute the Board of Directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Corporation prior to such approval by the stockholders) and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Corporation prior to such approval by the stockholders) and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

     14. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

          (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 14, "Permitted Transferee" shall include
(i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

     15. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     16. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     17. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

     18. EFFECTIVE DATE. This 1999 Restatement shall become effective as of the date it is adopted by the Board of Directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the Board of Directors.

                                                              ANNEX B

                       STIFEL FINANCIAL CORP.
                     1999 EXECUTIVE INCENTIVE
                          PERFORMANCE PLAN



               ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1  ESTABLISHMENT OF THE PLAN.  Stifel Financial Corp. (the
"Company") hereby establishes the 1999 Executive Incentive Performance Plan (the "Plan") as set forth in the Agreement.

     1.2  PURPOSE.  Section 162(m) of the Internal Revenue Code of
1986 limits to $1,000,000 the amount of an employer's deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation.

          This Plan is intended to provide for the payment of qualified performance-based compensation in the form of bonuses that is not subject to the Section 162(m) deduction limitation.

     1.3 EFFECTIVE DATE. The effective date of the Plan is January 1, 1999, subject to approval of the material terms of the Plan by the Company's shareholders.


                      ARTICLE II.  DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times consists of persons who are "outside directors" as that term is defined in the regulations promulgated under Section 162(m) of the Code.

          (d)  "Company" means Stifel Financial Corp.

          (e) "Employer" means the Company and any entity that is a subsidiary or affiliate of the Company.

          (f) "Participant" for a Performance Period means an officer or other key employee who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with
Article III.

          (g) "Target Award" shall mean the maximum amount that may be paid to a Participant as a bonus for a Performance Period if certain performance criteria are achieved in the Performance Period.

          (h) "Performance Period" shall mean the fiscal year of the Company; or any other period designated as a Performance Period by the Committee.

     2.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.


            ARTICLE III.  ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Company who is a "covered employee" for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Company would claim a tax deduction in connection payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee at the time a Target Award is established for such employee.

     3.2 PARTICIPATION. Participation in the Plan will be determined annually by the Committee. Employees approved for participation will be notified of their selection as soon after approval as practicable.

     3.3 TERMINATION OF APPROVAL. The Committee may withdraw approval for a Participant's participation at any time. In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal. The Employee will be notified of such withdrawal as soon as practicable following the Committee's action. A Participant who is withdrawn from participation under this Section will not receive any award for the Performance Period under this Plan.


                 ARTICLE IV.  PERFORMANCE CRITERIA

     4.1 TARGET AWARDS. The Committee shall establish objective performance criteria for the Target Award of each Participant for each Performance Period in writing. Such formula shall be based upon one or more of the following criteria, individually or in combination, as the Compensation Committee in its discretion shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income, as defined by the Committee; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders. Such formula shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the bonus amount to be paid to the Participant pursuant to such Target Award formula.

          Such Target Award shall be established in writing by the Committee no later than 90 days after the beginning of such Performance Period (but no later than the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered pre-established).

     4.2 PAYMENT OF BONUS. As a condition to the right of a Participant to receive any bonus under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that the performance criteria of the Target Award have been achieved and that the bonus amount of such Target Award has been accurately determined in accordance with the provisions of this Plan. For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification.

          The Committee shall have the right to reduce the amount payable pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the bonus is payable to the Participant, based on such criteria as it shall determine.
Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable
Performance Period.

          The bonus amount so determined by the Committee shall be paid to the Participant as soon as administratively practical after the amount of the bonus had been determined and documented as provided above. The bonus payable under this Plan shall be the sole bonus payable to each Participant with respect to a Performance Period.

     4.3 MAXIMUM BONUS. The maximum bonus amount payable to each Participant for the 1999 calendar year Performance Period shall be $2,000,000. Thereafter, the maximum bonus amount for each subsequent Performance Period shall be increased by 10% over the maximum bonus amount for the immediately preceding Performance Period.

          The Committee shall have the power to impose such other restrictions on Target Awards and bonuses subject to this Plan as it may deem necessary or appropriate to ensure that such bonuses satisfy all requirements for "performance-based compensation" within the meaning of
Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

                ARTICLE V.  RIGHTS OF PARTICIPATION

     5.1. EMPLOYMENT. Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

     5.2 NONTRANSFERABILITY. No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

     5.3 NO FUNDING. Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

     5.4 NO RIGHTS PRIOR TO AWARD APPROVAL. No Participant will have any right to payment of a bonus pursuant to this Plan unless and until it has been determined and approved under Section 4.2.

                    ARTICLE VI.  ADMINISTRATION

     6.1 ADMINISTRATION. This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

     6.2 EXPENSES OF THE PLAN. The expenses of administering the Plan will be borne by the Company.


                 ARTICLE VII.  REQUIREMENTS OF LAW

     7.1 GOVERNING LAW. The Plan will be construed in accordance with and governed by the laws of the State of Missouri.

     7.2 WITHHOLDING TAXES. The Company has the right to deduct from all payments under this Plan any Federal, State, or local taxes required by law to be withheld with respect to such payments.


              ARTICLE VIII.  AMENDMENT AND TERMINATION

     8.1 AMENDMENT AND TERMINATION. The Committee, in its sole and absolute discretion may modify or amend any or all of the provisions of this Plan at any time and from time to time, without notice, and may suspend or terminate it entirely.

                 ARTICLE IX.  SHAREHOLDER APPROVAL

     9.1 SHAREHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the shareholders of the Company at the 1999 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of a Participant to receive any bonus hereunder.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints George
H. Walker III and Charles R. Hartman (or such other person as is designated by the Board of Directors of Stifel Financial Corp. ("Stifel")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on April 28, 1999 and at any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.   ELECTION OF DIRECTORS:
     / / FOR all nominees listed below (except as marked below)

     / / WITHHOLD AUTHORITY to vote for all nominees listed below

 INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
       STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                     FOR TERM EXPIRING IN 2002:
                           Bruce A. Beda
                         Stuart I. Greenbaum
                        Ronald J. Kruszewski

2. PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 AMENDED AND RESTATED INCENTIVE STOCK PLAN:
     / / For                / / Against               / / Abstain

3. PROPOSAL TO APPROVE THE ADOPTION OF THE STIFEL 1999 EXECUTIVE INCENTIVE PERFORMANCE PLAN:
     / / For                / / Against               / / Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, as independent public auditors of the Company:
     / / For                / / Against               / / Abstain

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all the named nominees for director and for Proposals 2, 3 and 4.

     The undersigned acknowledges receipt of the 1998 Annual Report to Stockholders and the Notice of the Annual Meeting and the Proxy
Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

               / / PLEASE CHECK THIS BOX IF YOU PLAN TO
                   ATTEND THE MEETING IN PERSON.

               SIGN HERE
                        -----------------------------------------------
                         (Please sign exactly as name appears at left)

               SIGN HERE
                        -----------------------------------------------
                            Executors, administrators, trustees, etc.
                                 should indicate when signing

                   DATED
                        -----------------------------------------------

      Page 17 of the printed proxy contains a Performance Graph.
The information contained in the graph is presented in the table immediately following the graph.